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                                                                  EXHIBIT 10.40


                      RESEARCH LICENSE AND OPTION AGREEMENT


        THIS RESEARCH LICENSE AND OPTION AGREEMENT (this "Agreement"), effective as of January 4, 1999 (the "Effective Date"), is made by and between ABGENIX, INC., a Delaware corporation ("ABX"), having a place of business at 7601 Dumbarton Circle, Fremont, California 94555, and AVI BIOPHARMA, INC., an Oregon corporation ("AVI"), having a place of business at One SW Columbia Street, Suite 1105, Portland, Oregon 97258, with respect to the following facts:

                                    RECITALS

        WHEREAS, ABX has rights in certain XenoMouse(TM) Animals (as defined below) that are capable of producing human antibodies when immunized with an antigen.

        WHEREAS, AVI desires to generate human antibodies to the Antigen (as defined below).

        WHEREAS, AVI has immunized XenoMouse Animals with the Antigen pursuant to the Research Collaboration Agreement (as defined below).

        WHEREAS, ABX is willing to grant to AVI, and AVI desires to obtain, a license to use XenoMouse Animals solely for immunization with the Antigen for research purposes, as described below and on the terms and conditions set forth herein.

        WHEREAS, ABX additionally is willing to offer to AVI the opportunity to obtain an exclusive option to enter into the AVI Product License Agreement (as defined below) on the terms and conditions set forth herein.

        NOW THEREFORE, in consideration of the foregoing premises and the mutual covenants set forth below, the parties agree as follows:

1. DEFINITIONS

        For purposes of this Agreement, the terms set forth in this Article 1 shall have the respective meanings set forth below:

        1.1 "ABX In-License" shall mean a license, sublicense or other agreement under which ABX acquired rights to the ABX Patent Rights or ABX Know-How.

        1.2 "ABX Inventions" shall mean, collectively, all inventions, discoveries, data, information, methods, techniques, technology and other results, whether or not patentable (other than Materials), that are made, conceived, reduced to practice or otherwise derived from the parties' use of the ABX Materials; provided, however, that the ABX Inventions shall exclude the Research Program Inventions.

        1.3 "ABX Know-How" shall mean, collectively, all inventions, discoveries, data,




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information, methods, techniques, technology and other results, whether or not patentable but which are not generally known, regarding (a) methods and techniques of immunizing the XenoMouse Animals to the Antigen, which are disclosed by ABX to AVI pursuant to the Research Collaboration Agreement, this Agreement or the AVI Product License Agreement (if entered into by the parties), or (b) ABX Materials and ABX Inventions. All ABX Know-How shall be Confidential Information of ABX.

        1.4 "ABX Materials" shall mean, collectively, (a) all XenoMouse Animals, including all XenoMouse Animals immunized with the Antigen, and all other materials specified in Exhibit A to the Research Collaboration Agreement; [*]; provided, however, that the ABX Materials shall exclude the Research Program Materials. All ABX Materials shall be Confidential Information of ABX.

        1.5 "ABX Patent Rights" shall mean, collectively, (a) all patents and patent applications listed on Exhibit B and any foreign counterparts claiming priority thereof; (b) all patent applications heretofore or hereafter filed in any country which claim ABX Materials delivered to AVI or ABX Inventions; (c) all patents that have issued or in the future issue from any of the foregoing patent applications, including without limitation utility, model and design patents and certificates of invention; and (d) all divisionals, continuations, continuations-in-part, reissues, renewals, extensions or additions to any such patents and patent applications.

        1.6 "Affiliate" shall mean, with respect to any person or entity, any other person or entity which controls, is controlled by or is under common control with such person or entity. A person or entity shall be regarded as in control of another entity if it owns or controls at least fifty percent (50%) of the equity securities of the subject entity entitled to vote in the election of directors (or, in the case of an entity that is not a corporation, for the election of the corresponding managing authority).

        1.7 "Antibody" shall mean a composition comprising (a) a whole antibody, or any fragment thereof, derived from the XenoMouse Animals, or (b) a whole antibody, or any fragment thereof, which is derived from a whole antibody, or any fragment thereof, which itself is derived from the XenoMouse Animals (or from the nucleotide sequences that encode, or amino acid sequences of, a whole antibody, or any fragment thereof, derived from the XenoMouse Animals).

        1.8 "Antibody Cells" shall mean all cells that contain, express, or secrete antibodies, genetic materials that encode antibodies.

        1.9 "Antigen" shall mean (beta) human chorionic gonadotropin
((beta)HCG).

        1.10 "AVI Inventions" shall mean, collectively, all inventions, discoveries, data,

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information, methods, techniques, technology and other results, whether or not patentable (other than Materials), solely regarding the Antigen, or the use thereof, that are made, conceived, reduced to practice or otherwise derived from the research or development work conducted pursuant to and in accordance with the Research Collaboration Agreement, this Agreement or the AVI Product License Agreement (if entered into by the parties); provided, however, that the AVI Inventions shall exclude the ABX Inventions and the Research Program Inventions.

        1.11 "AVI Know-How" shall mean, collectively, all inventions, discoveries, data, information, methods, techniques, technology and other results, whether or not patentable but which are not generally known, regarding
(a) the Antigen which are disclosed by AVI to ABX pursuant to the Research Collaboration Agreement, this Agreement or the AVI Product License Agreement (if entered into by the parties), and (b) AVI Materials and AVI Inventions. All AVI Know-How shall be Confidential Information of AVI.

        1.12 "AVI Materials" shall mean, collectively, (a) the Antigen, and (b) all reagents, samples and other chemical or biological materials solely regarding the Antigen resulting from the parties' use of the Antigen; provided, however, that the AVI Materials shall exclude the Research Program Materials. All AVI Materials shall be Confidential Information of AVI.

        1.13 "AVI Patent Rights" shall mean, collectively, (a) all patent applications heretofore or hereafter filed in any country which claim AVI Materials or AVI Inventions; (b) all patents that have issued or in the future issue from any of the foregoing patent applications, including without limitation utility, model and design patents and certificates of invention; and
(c) all divisionals, continuations, continuations-in-part, reissues, renewals, extensions or additions to any such patents and patent applications.

        1.14 "AVI Product License Agreement" shall mean a license agreement between ABX and AVI in the form attached hereto as Exhibit C (subject to the provisions of Section 3.2.3).

        1.15 "Confidential Information" shall mean, with respect to a party, all information of any kind whatsoever (including without limitation, compilations, data, formulae, models, patent disclosures, procedures, processes, projections, protocols, results of experimentation and testing, specifications, strategies and techniques), and all tangible and intangible embodiments thereof of any kind whatsoever (including without limitation, apparatus, biological or chemical materials, animals, cells, compositions, documents, drawings, machinery, patent applications, records, reports), which is owned or controlled by such party, is disclosed by such party to the other party pursuant to the Research Collaboration Agreement or this Agreement, and (if disclosed in writing or other tangible medium) is marked or identified as confidential at the time of disclosure to the receiving party or (if otherwise disclosed) is identified as confidential at the time of disclosure to the receiving party and described as such in writing within thirty (30) days after such disclosure. Notwithstanding the foregoing, Confidential Information of a party shall not include information which the receiving party can establish by written documentation (a) to have been publicly known prior to disclosure of such information by the disclosing party to the receiving party, (b) to have become publicly known, without fault on the part of the receiving party, subsequent to disclosure of such information by the disclosing party to the receiving party, (c) to have been received by the receiving party at any time from a source, other than the disclosing party, rightfully having possession of and the right to disclose such information free of confidentiality obligations, (d) to have been otherwise known by the receiving party free of confidentiality obligations prior to



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disclosure of such information by the disclosing party to the receiving party, or (e) to have been independently developed by employees or agents of the receiving party without access to or use of such information disclosed by the disclosing party to the receiving party. The parties acknowledge that the foregoing exceptions shall be narrowly construed and that the obligations imposed upon each party under Section 5 below shall be relieved solely with respect to such Confidential Information of the disclosing party which falls within the above exceptions and not with respect to related portions, other combinations, or characteristics of the Confidential Information of the disclosing party including, without limitation, advantages, operability, specific purposes, uses and the like.

        1.16 "Derived" or "derived" shall mean obtained, developed, created, synthesized, designed, derived or resulting from, based upon or otherwise generated (whether directly or indirectly, or in whole or in part).

        1.17 "Excluded Technology" shall mean, collectively, (a) all patent rights, know-how or other intellectual property rights or technology of ABX in or to (i) all antigens other than the Antigen, including without limitation (A) compositions of such antigens or of Genetic Materials that encode such antigens;
(B) uses of such antigens; (C) antibodies or other compositions that bind to such antigens, Genetic Materials that encode such antibodies or compositions, and Antibody Cells that express, secrete, or contain such antibodies, Genetic Materials or compositions; and (D) uses of such antibodies, Genetic Materials or compositions; (ii) methods to discover novel antigens; and (iii) methods of using antigens other than to create antibodies; (b)(i) all patent applications heretofore or hereafter filed in any country which claim ABX Materials (except for those described in clause (a) of Section 1.4 above) or ABX Inventions; (ii) all patents that have issued or in the future issue from any of the foregoing patent applications, including without limitation utility, model and design patents and certificates of invention; and (iii) all divisionals, continuations, continuations-in-part, reissues, renewals, extensions or additions to any such patents and patent applications; and (c) inventions, discoveries, data, information, methods, techniques, technology and other results, whether or not patentable but which are not generally known, regarding ABX Materials (except for those described in clause (a) of Section 1.4 above) and ABX Inventions.

        1.18 "Field" shall mean the use of Products for human medical purposes.

        1.19 "Genetic Material" shall mean a nucleotide sequence, including DNA, RNA and complementary and reverse complementary nucleotide sequences thereto, whether coding or noncoding and whether intact or a fragment.

        1.20 "GenPharm Cross License Agreement" shall mean that certain Cross License Agreement entered into by and between ABX, JTI, XT, Cell Genesys, Inc., and GenPharm International, Inc., effective as of March 26, 1997, as the same may be amended from time to time.

        1.21 "IND" shall mean an Investigational New Drug application filed with Food and Drug Administration in the United States, or any similar filing with any foreign regulatory authority, to commence human clinical testing of any Product in any country in the Territory.

        1.22 "Inventions" shall mean, collectively, the ABX Inventions, the AVI Inventions and the Research Program Inventions.



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        1.23 "JTI" shall mean Japan Tobacco Inc., a Japanese corporation.

        1.24 "Licensed Technology" shall mean ABX's rights in the ABX Patent Rights, ABX Know-How, Research Program Patent Rights and Research Program Know-How; provided, however, that the Licensed Technology (a) is all to the extent and only to the extent that ABX has the right to grant (sub)licenses thereunder (including without limitation to the extent permitted under the applicable ABX In-Licenses); (b) is expressly subject to the ABX In-Licenses; and (c) shall exclude the Excluded Technology.

        1.25 "Materials" shall mean, collectively, the ABX Materials, the AVI Materials and the Research Program Materials.

        1.26 "Option" shall have the meaning set forth in Section 3.1.1 below.

        1.27 "Product" shall mean any product comprising (a) an Antibody which binds to the Antigen, or (b) Genetic Material that encodes such an Antibody wherein, in respect of each Product, said Genetic Material does not encode multiple antibodies.

        1.28 "Research Collaboration Agreement" shall mean the Research Collaboration Agreement effective as of October 2, 1998, between ABX and AVI.

        1.29 "Research Field" shall mean the immunization of XenoMouse Animals with the Antigen and the use of XenoMouse Animals that are so immunized and materials derived from XenoMouse Animals that are so immunized, in each case solely for the creation, identification, analysis, research, characterization and preclinical development of Products for use in the Field.

        1.30 "Research Program Inventions" shall mean, collectively, all inventions, discoveries, data, information, methods, techniques, technology and other results, whether or not patentable (other than Materials), regarding the Research Program Materials, or the use thereof, that are made, conceived, reduced to practice or otherwise derived from the research or development work conducted pursuant to and in accordance with the Research Collaboration Agreement, this Agreement or the AVI Product License Agreement (if entered into by the parties).

        1.31 "Research Program Know-How" shall mean, collectively, all inventions, discoveries, data, information, methods, techniques, technology and other results, whether or not patentable but which are not generally known, regarding Research Program Materials and Research Program Inventions. All Research Program Know-How shall be Confidential Information of ABX.

        1.32 "Research Program Materials" shall mean, collectively, [*]; in each case that are made, conceived, reduced to practice or otherwise derived from the research or development work conducted pursuant to and in accordance with the Research Collaboration Agreement, this Agreement or the AVI Product License Agreement (if entered into by the parties). All Research Program Materials shall be Confidential Information of [*].


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        1.33 "Research Program Patent Rights" shall mean, collectively, (a) all patent applications heretofore or hereafter filed in any country which claim Research Program Materials or Research Program Inventions; (b) all patents that have issued or in the future issue from any of the foregoing patent applications, including without limitation utility, model and design patents and certificates of invention; and (c) all divisionals, continuations, continuations-in-part, reissues, renewals, extensions or additions to any such patents and patent applications.

        1.34 "XenoMouse Animals" shall mean one or more sterile male transgenic mice provided by ABX to AVI for immunization with the Antigen under either the Research Collaboration Agreement or this Agreement.

        1.35 "XT" shall mean Xenotech, L.P., a California limited partnership.

        1.36 "XT Master Research and License Agreement" shall mean that certain Master Research License and Option Agreement entered into by and among XT, JTI and Cell Genesys, Inc. effective as of June 28, 1996, and subsequently assigned to ABX by Cell Genesys, Inc., as the same may be amended from time to time.

        1.37 "XT Product License" shall mean a license granted from XT to ABX pursuant to the terms of the XT Master Research and License Agreement permitting ABX to commercialize, or to provide rights to a third party to commercialize, certain Products in one or more territories.

2.      ABX MATERIALS AND RESEARCH LICENSE

        2.1 Supply of ABX Materials.

               2.1.1 Supply. Subject to the terms and conditions of this Agreement, including those set forth in Section 2.2 below, on or before the Effective Date, ABX shall have provided to AVI, solely for use in creating Antibodies to the Antigen for use in the Research Field, the sterilized male XenoMouse Animals and other ABX Materials described in Exhibit A to the Research Collaboration Agreement.

               2.1.2 Research. Except as the parties otherwise expressly agree in writing, AVI shall be responsible for conducting all activities under this Agreement in the Research Field, including without limitation immunization of XenoMouse Animals with the Antigen, screening of Antibodies generated from such immunizations, and creation of Antibody Cells that contain, express, or secrete Antibodies to the Antigen.

               2.1.3 Ownership of Materials. [*] shall solely own all right title and interest in and to the ABX Materials and Research Program Materials and all intellectual property rights therein and thereto. [*] shall solely own all right title and interest in and to the AVI Materials and all intellectual property rights therein and thereto. The transfer of physical possession of any Materials owned by, and the physical possession and use of any Materials by, AVI or ABX, as the case may be, shall not be (nor be construed as) a sale, lease, offer to sell or lease, or other transfer of title of such Materials to AVI or ABX, as the case may be.

               2.1.4 Use of ABX Materials. Except as otherwise expressly provided in the AVI Product License Agreement (if entered into by the parties), all XenoMouse Animals and other ABX

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Materials are for use by AVI solely to perform research in the Research Field as permitted pursuant to Section 2.3(a). AVI shall limit access to the ABX
Materials to those of its employees working on its premises, to the extent such access is reasonably necessary in connection with its activities as expressly authorized by this Agreement.

        2.2 Material Transfer Terms. Except as otherwise expressly permitted by the license grant in Section 2.1.1 of the AVI Product License Agreement (if entered into by the parties), AVI's right to use the XenoMouse Animals and other ABX Materials are subject to the following terms and conditions:

               (a) All XenoMouse Animals transferred to AVI shall be the sole property of ABX, and the transfer of physical possession to AVI, and/or possession or use by AVI, of XenoMouse Animals shall not be, nor be construed as, a sale, lease, offer to sell or lease, or other transfer of title to or any interest in any XenoMouse Animals;

               (b) All XenoMouse Animals and all materials derived from the XenoMouse Animals (including without limitation Products) shall remain in the control of AVI, and AVI shall not (and shall not attempt or purport to) transfer the XenoMouse Animals or any materials derived from the XenoMouse Animals (including without limitation Products) to any third party (other than ABX), without the prior express written consent of ABX (which may be conditioned inter alia upon such other third party duly executing and delivering ABX's standard form of material transfer agreement therefor);

               (c) AVI shall not directly or indirectly use or attempt to use the XenoMouse Animals, or any information or biological or chemical materials derived from the XenoMouse Animals (including without limitation Products), to reproduce, generate, create or produce, through breeding, reverse-engineering, genetic manipulation or otherwise, the XenoMouse Animals or other transgenic mice or other transgenic animals;

               (d) The XenoMouse Animals shall be delivered to AVI solely for the purpose of immunizing the XenoMouse Animals with the Antigen, and AVI shall not use the XenoMouse Animals, or any materials derived from the XenoMouse Animals (including without limitation Products), for screening or any purpose other than immunizing the XenoMouse Animals with the Antigen pursuant to the Research Collaboration Agreement and conducting research in the Research Field as permitted pursuant to Section 2.4(a);

               (e) AVI shall not (and shall not attempt or purport to) assign, sell, have sold, lease, offer to sell or lease, distribute, license, sublicense or otherwise transfer title to or an interest in, or clinically develop, commercialize or otherwise exploit any XenoMouse Animals or any materials derived from the XenoMouse Animals (including without limitation Products);

               (f) AVI shall not use the XenoMouse Animals to make or use antibodies to any antigen other than the Antigen (including without limitation to [*]);

               (g) Upon expiration or termination of this Agreement for any reason, AVI shall destroy and certify such destruction (or return to ABX as directed by ABX) each XenoMouse Animal, all ABX Materials and all Research Program Materials within ten (10) days after such expiration or termination;

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               (h) Upon expiration or termination of this Agreement for any reason, AVI shall not (and shall not attempt or purport to) assign, sell, have sold, lease, offer to sell or lease, distribute, license, sublicense or otherwise transfer title to or an interest in, or clinically develop, commercialize or otherwise exploit the Research Program Materials, Research Program Inventions, Research Program Patent Rights or Research Program Know-How for any purpose whatsoever, and shall not (and shall not attempt or purport to) grant to any third party any right or license to do any of the foregoing;

               (i) Notwithstanding anything to the contrary in this Agreement, ABX shall own all right, title and interest in and to all materials, inventions, discoveries, data, information, methods, techniques, technology and other results (whether patentable or nonpatentable), and all intellectual property rights therein and thereto, made or created by AVI (and any of its agents or employees) through any use of the XenoMouse Animals and/or materials derived from the XenoMouse Animals (including without limitation Products), which use is not in accordance with the terms and conditions set forth in this Article 2;

               (j) AVI shall only use the XenoMouse Animals and all materials derived from the XenoMouse Animals (including without limitation Products) in compliance with all applicable national, state, and local laws and regulations, including all applicable National Institutes of Health guidelines. AVI acknowledges that the XenoMouse Animals, and all materials derived from the XenoMouse Animals (including without limitation Products), are experimental in nature and may have unknown characteristics. AVI shall use prudence and reasonable care in the use, handling, storage, transportation, disposition and containment of the XenoMouse Animals and all materials derived from the XenoMouse Animals (including without limitation Products), and shall not use any such materials in humans;

               (k) Unless otherwise agreed by ABX in advance in writing, all XenoMouse Animals delivered to AVI shall be delivered to AVI's facilities located at its address set forth above, and such XenoMouse Animals shall not leave such facility (except for return of XenoMouse Animals to ABX or upon destruction of the XenoMouse Animals by AVI); and

               (l) XT shall be a third-party beneficiary of the commitments by AVI set forth in items (a) through (f) above.

        2.3 Research License.

               (a) Subject to the terms and conditions of this Agreement, ABX hereby grants to AVI a nonexclusive license (or sublicense, as the case may be) under the Licensed Technology, without right to grant sublicenses, (i) to use the XenoMouse Animals provided by ABX solely for use in the Research Field, (ii) to make and use (but not to transfer, sell, lease, offer to sell or lease, or otherwise transfer title to or an interest in) Antibody Cells that contain, express, or secrete Antibodies to the Antigen solely for use in the Research Field, and (iii) to make and use (but not to transfer, sell, lease, offer to sell or lease, or otherwise transfer title to or an interest in) Products solely for research and development of such Products in the Research Field. AVI shall not use the Licensed Technology or any materials derived from the XenoMouse Animals (including without limitation Products) for any other purpose other than those uses expressly licensed under this Section 2.3(a).




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               (b) The license granted under Section 2.3(a) shall terminate upon the earlier of (i) the date on which ABX duly executes and delivers the AVI Product License Agreement in accordance with the provisions of Section 3.2.3, and (ii) the date of the expiration or earlier termination of this Agreement.

               (c) No implied licenses or rights are conveyed to AVI hereunder. AVI shall only be authorized regarding the research use of XenoMouse Animals and the research use of materials derived from the XenoMouse Animals (including without limitation Products) solely as expressly provided in this Article 2.

        2.4 Limitation. Notwithstanding any other provision of this Agreement, in no event shall AVI (a) file, or authorize any third party to file, an IND with respect to a Product or (b) initiate, or authorize any third party to initiate, clinical trials in humans with respect to a Product or otherwise utilize or introduce in any way a Product into humans (or sell, or authorize any third party to sell, a Product).

        2.5 Exclusivity. During the term of this Agreement, AVI shall not develop or sell any other human, humanized or chimeric antibody or fragment thereof that binds to the Antigen, or enter into any agreement with any third party for the creation, research, characterization, development or commercialization of such antibodies or fragments thereof, without prior express written consent of ABX.

        2.6 Reports. AVI shall keep (or cause to be kept) complete and accurate records of its research activities under this Agreement. AVI shall maintain (or cause to be maintained) such records in sufficient detail, and in accordance with good scientific practices. AVI shall keep ABX fully informed as to its research activities hereunder. Without limiting the foregoing, within thirty
(30) days of the end of each calendar quarter, AVI shall provide to ABX a reasonably detailed written report regarding such research activities and the status thereof (including a description of all potentially patentable Research Program Inventions).

3.      OPTION TO OBTAIN AVI PRODUCT LICENSE AGREEMENT

        3.1 Option. Subject to the terms and conditions set forth in this Agreement, ABX hereby grants to AVI the exclusive option (the "Option"), exercisable for a period (the "Option Period") of one (1) year from the date of the Research Collaboration Agreement, to enter into the AVI Product License Agreement pursuant to the procedures set forth in this Article 3.

        3.2    Exercise of Option.

               3.2.1 Exercise. The Option may be exercised, at any time during the Option Period, by AVI (a) giving ABX express written notice (the "Exercise Notice") stating that AVI desires that ABX obtain the XT Product License for the Antigen and that the parties enter into the AVI Product License Agreement, and
(b) paying to ABX the [*] option exercise fee (the "Exercise Fee") [*]. If ABX has not received the Exercise Notice and the Exercise Fee on or before the expiration of the Option Period, this Agreement immediately shall terminate. The Exercise Fee shall be paid in U.S. dollars, and shall be made by bank wire transfer in immediately available

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funds to an account designed by ABX.

               3.2.2 XT Product License. Following AVI's exercise of the Option, ABX shall exercise its option under the XT Master Research and License Agreement to obtain the XT Product License for the Antigen. ABX shall notify AVI at such time as ABX has obtained the XT Product License for the Antigen.

               3.2.3 AVI Product License Agreement. Within ten (10) days after AVI's receipt of notice that ABX has obtained the XT Product License for the Antigen, AVI shall duly execute and deliver the AVI Product License Agreement and shall pay to ABX the license fee set forth in Section 3.1 of the AVI Product License Agreement. Upon ABX's timely receipt of such duly executed and delivered AVI Product License Agreement and license fee, ABX shall duly execute and deliver the AVI Product License Agreement. If AVI fails to timely duly execute and deliver the AVI Product License Agreement, and to pay to ABX the license fee set forth in Section 3.1 of the AVI Product License Agreement, as set forth above, then (a) ABX shall have no further obligation to AVI regarding the AVI Product License Agreement, and (b) ABX shall be entitled, in its sole discretion, to exercise ABX's rights under the XT Master Research and License Agreement and enter into the XT Product License for the Antigen on its own behalf or on behalf of a third party without further obligation to AVI.

        3.3 Definition of Antigen. ABX shall use good faith efforts to cause the definition of the Antigen under the XT Product License (as established in accordance with the XT Master Research and License Agreement) to be the same as the definition of the Antigen under this Agreement; provided, however, that the precise definition of the Antigen defining the rights licensed to ABX under the XT Product License (and the definition in the corresponding AVI Product License Agreement) shall be as established in accordance with the XT Master Research and License Agreement.

4. INVENTIONS AND INTELLECTUAL PROPERTY RIGHTS

        4.1 Ownership. [*] shall solely own all right title and interest in and to the ABX Inventions and Research Program Inventions and all intellectual property rights therein and thereto. [*] shall solely own all right title and interest in and to the AVI Inventions and all intellectual property rights therein and thereto. The transfer of physical possession of any Inventions owned by, and the physical possession and use of any Inventions by, AVI or ABX, as the case may be, shall not be (nor be construed as) a sale, lease, offer to sell or lease, or other transfer of title of such Inventions to AVI or ABX, as the case may be.

        4.2 Assignment and Disclosure of Inventions. AVI and ABX shall cause each employee, agent, or independent contractor that conducts research pursuant to the Research Collaboration Agreement or this Agreement promptly disclose to the other party, and appropriately assign in accordance with this Agreement any and all right, title and interest in and to any Inventions and all intellectual property rights therein and thereto. AVI and ABX shall maintain records in sufficient detail and in good scientific manner appropriate for patent purposes and so as to properly reflect all work done and results achieved in performing its rights and obligations hereunder, and agrees to respond to reasonable requests from AVI or ABX, as the case may be, for information based upon such records.

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        4.3 Prosecution and Maintenance of Patent Rights.

               4.3.1 AVI Patent Rights. AVI shall have the sole right and responsibility (but not the obligation), at its expense, to prepare, file, prosecute and maintain all patent applications and patents (and to conduct any interferences, oppositions, or reexaminations thereon, and to request any reissues or patent term extensions thereof) within the AVI Patent Rights.

               4.3.2 Research Program Patent Rights. Except as otherwise set forth in the Antigen Product License (if entered into by the parties), AVI shall have the first right and responsibility (but not the obligation), at its expense, to prepare, file, prosecute and maintain all patent applications and patents (and to conduct any interferences, oppositions, or reexaminations thereon, and to request any reissues or patent term extensions thereof) within the Research Program Patent Rights. AVI shall: (i) provide ABX with a copy of any patent application proposed to be filed hereunder by AVI promptly prior to filing and receive and incorporate reasonable comments by ABX thereon; (ii) provide ABX with any patent application filed hereunder by AVI promptly after such filing; (iii) provide ABX promptly with copies of all substantive communications received from or filed in patent office(s) with respect to such filings and receive and incorporate reasonable comments by ABX thereon; (iv) notify ABX of any interference, opposition, reexamination request, nullity proceeding, appeal or other interparty action and review it with the ABX as reasonably requested; and (v) a reasonable time prior to taking or failing to take any action that would substantially affect the scope of validity of rights under such patent applications or patents (including substantially narrowing or canceling any claim without reserving the right to file a continuing or divisional application, abandoning any patent or not filing or perfecting the filing of any patent application), provide ABX with notice of such proposed action so that ABX has a reasonable opportunity to review and make comments. ABX shall assist AVI upon request and at AVI's sole expense, and to the extent commercially reasonable, in preparing, filing or maintaining the patent applications and patents claiming Research Program. If AVI fails to undertake the preparation and filing of a patent application (or continuing or divisional application) within ninety (90) days after a written request from ABX to do so, or if AVI discontinues the prosecution or maintenance of a patent application or a patent, ABX at its expense may, in its discretion, undertake such preparation, filing, prosecution or maintenance thereof, in which case such patent application and patent thereon shall be excluded from the Licensed Technology.

        4.4 Enforcement of Patent Rights.

               4.4.1 ABX Patent Rights. ABX shall have the sole right and responsibility (but not the obligation), at its expense, to enforce the ABX Patent Rights.

               4.4.2 AVI Patent Rights. AVI shall have the sole right and responsibility (but not the obligation), at its expense, to enforce the AVI Patent Rights.

               4.4.3  Research Program Patent Rights.

               (a) ABX shall have the sole right and responsibility (but not the obligation), at its expense, to enforce the Research Program Patent Rights. AVI shall assist ABX, upon request and at ABX's sole expense, and to the extent commercially reasonable, in enforcing the Research Program Patent Rights.

               (b) If ABX fails to abate an infringement of the Research Program Patent Rights, or to file an action to abate such infringement, within ninety
(90) days after a written request from AVI to do so, or if ABX discontinues the prosecution of any such action after filing without abating such infringement, AVI at its expense may, in its discretion, undertake such action as it determines appropriate to enforce such Research Program Patent Rights against such infringer. In such case, ABX shall reasonably assist AVI, upon request and at AVI's sole expense, and to the extent commercially reasonable, in taking any action to enforce such Research Program Patent Rights against such infringer.

               (c) All monies recovered upon the final judgment or settlement of any such action shall be used (i) first, to reimburse the costs and expenses (including reasonable attorneys' fees and costs) of AVI and ABX, (ii) second (to the extent that damages are awarded for lost sales or lost profits from the sale of Products), to ABX taking into account the royalties that would have been payable to ABX on the sale of such Products, and (iii) the remainder to the account of the party or parties that undertake such actions to the extent of their financial participation therein.

        4.5 Grant-Back. It is the intent of the parties that this Agreement shall not restrict ABX's freedom to operate regarding the practice and commercialization of the Licensed Technology (including without limitation XenoMouse Animals and cells, genetic material, and antibodies derived from XenoMouse Animals), except as expressly set forth herein regarding the Antigen. Accordingly, in the event that any patent owned or controlled by AVI that directly arises from use of the XenoMouse Animals that has application other than for the manufacture, use, sale, offer for sale or import of Products, AVI hereby grants to ABX a royalty-free, perpetual, irrevocable license in the Territory, with the right to grant and authorize sublicenses, under all such patents for all fields of use other than the manufacture, use, sale, offer for sale or import of Products.

5. CONFIDENTIALITY

        5.1 Confidentiality. Except as expressly provided herein, AVI and ABX each shall keep completely confidential and shall not publish or otherwise disclose and shall not use for any purpose any Confidential Information of the other until the date five (5) years following the expiration or termination of this Agreement.

        5.2 Permitted Disclosure. Notwithstanding Section 5.1 above, each party may nevertheless disclose the other party's Confidential Information to the extent such disclosure is required by applicable law, regulation or court order, provided that if a party is so required to make any such disclosure of the other party's Confidential Information, other than pursuant to a confidentiality agreement, it will give reasonable advance notice to the other party of such disclosure requirement and will use efforts consistent with prudent business judgment to secure confidential treatment of such information prior to its disclosure (whether through protective orders or confidentiality agreements or otherwise). The expiration of AVI's obligations under Section 5.1 above shall not limit AVI's obligations under Section 2.2 above.

        5.3 Terms of Agreement. Neither party shall disclose any terms or conditions of this Agreement to any third party without the prior consent of the other party; provided, however, that a party may disclose the terms or conditions of this Agreement, (i) on a need-to-know basis to its legal and financial advisors to the extent such disclosure is reasonably necessary in connection with such party's activities as expressly permitted by this Agreement, (ii) to a third party in connection with (A) an equity investment in such party by a third party, (B) a merger, consolidation or similar transaction entered into by such party, or (C) the sale of all or substantially all of the assets of such party, and (iii) as may, in the reasonable opinion of such party's counsel, be required by applicable law, regulation or court order, including without limitation, a disclosure in connection with such party's filing of a registration statement or other filing with the United States Securities and Exchange Commission (in which event such party will first consult with the other party with respect to such disclosure). Notwithstanding the foregoing, prior to execution of this Agreement, ABX and AVI shall agree upon the substance of information that can be used to describe the terms of this transaction, and each party may disclose such information, as modified by written agreement of ABX and AVI from time to time, without the consent of the other.

6. INDEMNIFICATION

        6.1 AVI. AVI shall indemnify and hold harmless ABX, and its directors, officers, employees and agents, from and against all losses, liabilities, damages and expenses, including reasonable attorneys' fees and costs (collectively, "Liabilities"), resulting from any claims, demands, actions or other proceedings by any third party arising from (i) the material breach of any representation, warranty or covenant by AVI under this Agreement, (ii) the use by AVI of the Licensed Technology, (iii) any use, handling or storage by AVI of Materials or Products, or (iv) any use by AVI of the Confidential Information of ABX; provided, however, that AVI shall not be obligated to indemnify or hold harmless ABX for such Liabilities to the extent that such Liabilities arise from the gross negligence or willful misconduct of ABX.

        6.2 ABX. ABX shall indemnify and hold harmless AVI, and its directors, officers, employees and agents, from and against all Liabilities resulting from any claims, demands, actions or other proceedings by any third party arising from (i) the material breach of any representation, warranty or covenant by ABX under this Agreement , or (ii) any use by ABX of the Confidential Information of AVI; provided, however, that ABX shall not be obligated to indemnify or hold harmless AVI for such Liabilities to the extent that such Liabilities arise from the gross negligence or willful misconduct of AVI.

        6.3 Procedure. If a party (an "Indemnitee") intends to claim indemnification under this Article 6, it shall promptly notify the indemnifying party (the "Indemnitor") in writing of any claim, demand, action or other proceeding for which the Indemnitee intends to claim such indemnification, and the Indemnitor shall have the right to participate in, and, to the extent the Indemnitor so desires, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an Indemnitee shall have the right to retain its own counsel, with the fees and expenses to be paid by the Indemnitor, if representation of such Indemnitee by the counsel retained by the Indemnitor would be inappropriate due to actual or potential differing interests between such Indemnitee and any other party represented by such counsel in such proceeding. The indemnity agreement in this Article 6 shall not apply to amounts paid in settlement of any claim, demand, action or other proceeding if such settlement is effected without the consent of the Indemnitor, which consent shall not be withheld or delayed unreasonably. The failure to deliver written notice to the Indemnitor within a reasonable time after the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such Indemnitor of any liability to the Indemnitee under this Article 6, but the omission so to deliver written notice to the Indemnitor shall not relieve it of any liability that it may have to any party claiming indemnification otherwise than under this Article 6. The party claiming indemnification under this Article 6, its employees and agents, shall reasonably cooperate with the Indemnitor and its legal representatives in the investigation of any claim, demand, action or other proceeding covered by this indemnification.

7. REPRESENTATIONS AND WARRANTIES

        7.1 ABX. ABX represents and warrants that: (i) it has the power and authority to enter into this Agreement; (ii) to the knowledge of ABX, there are no existing or threatened actions, suits or claims pending with respect to the subject matter hereof or the right of ABX to enter into and perform its obligations under this Agreement; (iii) it has taken all necessary action on its part to authorize the execution and delivery of this Agreement and the performance of its obligations hereunder; (iv) this Agreement has been duly executed and delivered on behalf of it, and constitutes a legal, valid, binding obligation, enforceable against it in accordance with the terms hereof; and (v) the execution and delivery of this Agreement and the performance of its obligations hereunder do not conflict with or violate any requirement of applicable laws or regulations and do not conflict with, or constitute a default under, any contractual obligation of it.

        7.2 AVI. AVI represents and warrants that: (i) it has the power and authority to enter into this Agreement; (ii) to the knowledge of AVI, there are no existing or threatened actions, suits or claims pending with respect to the subject matter hereof or the right of AVI to enter into and perform its obligations under this Agreement; (iii) it has taken all necessary action on its part to authorize the execution and delivery of this Agreement and the performance of its obligations hereunder; (iv) this Agreement has been duly executed and delivered on behalf of it, and constitutes a legal, valid, binding obligation, enforceable against it in accordance with the terms hereof; (v) the execution and delivery of this Agreement and the performance of its obligations hereunder do not conflict with or violate any requirement of applicable laws or regulations and do not conflict with, or constitute a default under, any contractual obligation of it; and (vi) it will not knowingly take any action, or fail to take any action, under this Agreement that will cause a breach of the GenPharm Cross License Agreement or the XT Master Research and License Agreement.

        7.3 Disclaimer. EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS AGREEMENT, ABX MAKES NO REPRESENTATIONS AND EXTENDS NO WARRANTIES OF ANY KIND REGARDING THE MATERIALS, PRODUCTS OR LICENSED TECHNOLOGY, EITHER EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NONINFRINGEMENT, AND VALIDITY OF TECHNOLOGY OR PATENT CLAIMS, ISSUED OR PENDING. ALL XENOMOUSE ANIMALS AND OTHER MATERIALS PROVIDED TO AVI PURSUANT TO THE RESEARCH COLLABORATION AGREEMENT OR THIS AGREEMENT ARE PROVIDED "AS IS."

8. TERM; TERMINATION

        8.1 Term. This Agreement shall commence on the Effective Date and, unless earlier terminated pursuant to Article 3 above or this Article 8, shall continue in effect until October 1, 1999.

        8.2 Termination for Breach. In the event that a party shall have materially breached or defaulted in the performance of any of its material obligations hereunder, and such breach or default shall have continued for thirty (30) days after written notice of such breach was provided to the breaching party by the nonbreaching party, the nonbreaching party shall have the right at its option to terminate this Agreement effective at the end of such thirty (30) day period.

        8.3 Termination by AVI. AVI may terminate this Agreement at any time upon ninety (90) days written notice to ABX.

        8.4 Effect of Termination; Accrued Rights and Survival of Terms. Termination or expiration of this Agreement for any reason shall be without prejudice to any rights which shall have accrued to the benefit of a party prior to such termination or expiration. Without limiting the foregoing, Articles 4, 5 and 6 and Sections 2.2 and 7.3 of this Agreement shall survive any expiration or termination of this Agreement.

9. MISCELLANEOUS PROVISIONS

        9.1 Governing Laws. This Agreement shall be governed by, interpreted and construed in accordance with the laws of the State of California, without regard to conflicts of law principles.

        9.2 Waiver. No waiver by a party hereto of any breach or default of any of the covenants or agreements herein set forth shall be deemed a waiver as to any subsequent and/or similar breach or default.

        9.3 Assignment. Neither this Agreement nor any right or obligation hereunder may be assigned or delegated, in whole or part, by either party without the prior express written consent of the other; provided, however, that either party may, without the written consent of the other, assign this Agreement and its rights and delegate its obligations hereunder in connection with the transfer or sale of all or substantially all of its business, or in the event of its merger, consolidation, change in control or similar transaction. Any permitted assignee shall assume all obligations of its assignor under this Agreement. Any purported assignment in violation of this Section 9.3 shall be void. Notwithstanding the foregoing, ABX shall not be obligated without its consent to send XenoMouse Animals to any party other than AVI, nor shall AVI have the right to transfer XenoMouse Animals to any other party without ABX's prior written consent. The terms and conditions of this Agreement shall be binding upon and inure to the benefit of the permitted successors and assigns of the parties.

        9.4 Independent Contractors. The relationship of the parties hereto is that of independent contractors. The parties hereto are not deemed to be agents, partners or joint venturers of the others for any purpose as a result of this Agreement or the transactions contemplated thereby.

        9.5 Further Actions. Each party agrees to execute, acknowledge and deliver such further instruments and to do all such other acts as may be necessary or appropriate in order to carry out the purposes and intent of this Agreement.

        9.6 Notices. All requests and notices required or permitted to be given to the parties hereto shall be given in writing, shall expressly reference the section(s) of this Agreement to which they pertain, and shall be delivered to the other party, effective on receipt, at the appropriate address as set forth below or to such other addresses as may be designated in writing by the parties from time to time during the term of this Agreement.

               If to ABX:

                      Abgenix, Inc.
                      7601 Dumbarton Circle
                      Fremont, California  94555
                      Attn: President

               with a copy to:

                      Pillsbury Madison & Sutro LLP
                      101 West Broadway, Suite 1800
                      San Diego, California 92101
                      Attn: Mark R. Wicker

               If to AVI:

                      AVI BioPharma, Inc.
                      One SW Columbia Street, Suite 1105
                      Portland, Oregon 97258
                      Attn: President

        9.7 No Implied Licenses. Only licenses and rights granted expressly herein shall be of legal force and effect. No license or other right shall be created hereunder by implication, estoppel or otherwise.

        9.8 Force Majeure. Nonperformance of a party (other than for the payment of money) shall be excused to the extent that performance is rendered impossible by strike, fire, earthquake, flood, governmental acts or orders or restrictions, failure of suppliers, or any other reason where failure to perform is beyond the reasonable control and not caused by the negligence, intentional conduct or misconduct of the nonperforming party.

        9.9 No Consequential Damages. IN NO EVENT SHALL A PARTY HERETO BE LIABLE FOR SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES ARISING OUT OF THIS AGREEMENT OR THE EXERCISE OF ITS RIGHTS HEREUNDER, INCLUDING WITHOUT LIMITATION LOST PROFITS ARISING FROM OR RELATING TO ANY BREACH OF THIS AGREEMENT, REGARDLESS OF ANY NOTICE OF SUCH DAMAGES. NOTHING IN THIS SECTION 9.9 IS INTENDED TO LIMIT OR RESTRICT THE INDEMNIFICATION RIGHTS OR OBLIGATIONS OF EITHER PARTY.

        9.10 Third Party Rights. Notwithstanding anything to the contrary in this Agreement, the grant of rights by ABX under this Agreement shall be subject to and limited in all respects by the terms of the applicable ABX In-License(s) pursuant to which ABX acquired any Licensed Technology, and all rights or sublicenses granted under this Agreement shall be limited to the extent that ABX may grant such rights and sublicenses under such ABX In-Licenses. Additionally, and without limiting the foregoing, the rights granted to AVI hereunder, including without limitation any grant of "exclusive" rights, shall be subject to the rights granted to or retained by GenPharm under the GenPharm Cross License Agreement.

        9.11 Complete Agreement. This Agreement constitutes the entire agreement, both written and oral, among the parties with respect to the subject matter hereof, and that all prior representations, understandings and agreements regarding the subject matter hereof, either written or oral, expressed or implied, shall be abrogated, canceled, and are null and void and of no effect, including, without limitation, the Research Collaboration Agreement (except for those provisions of the Research Collaboration Agreement that expressly survive pursuant to the terms thereof, including without limitation Sections 2(a) (other than the first sentence thereof), 3, 5, 6, 7 and 10 thereof). No amendment or change hereof or addition hereto shall be effective or binding on the parties unless reduced to writing and executed by the respective duly authorized representatives of the parties.

        9.12 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original and together shall be deemed to be one and the same agreement.

        9.13 Headings. The captions to the several Articles and Sections hereof are not a part of this Agreement, but are included merely for convenience of reference only and shall not affect its meaning or interpretation.

        IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective duly authorized officers as of the day and year first above written.


                                  ABGENIX, INC.


                                  By: /s/ Raymond M. Withy
                                      -------------------------------------
                                      (Signature)

                                      Raymond M. Withy, Ph.D.
                                      -------------------------------------
                                      (Printed Name)

                                      Vice President, Corporate Development
                                      -------------------------------------
                                      (Title)


                                  AVI BIOPHARMA, INC.


                                  By: /s/ Denis R. Burger
                                      -------------------------------------
                                      (Signature)

                                      Denis R. Burger, Ph.D.
                                      -------------------------------------
                                      (Printed Name)

                                      Chief Executive Officer
                                      -------------------------------------
                                      (Title)

                                    EXHIBIT A

                          ABX Materials and Information


[*]

------------------
* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                                    EXHIBIT B

                                ABX PATENT RIGHTS


I.      Pursuant to the XT Master Research and License Agreement

        A.     Any (i) of the patent applications listed in the following Table:


[*]

------------------
* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

[*]
                and patents issuing thereon, (ii) continuations, divisionals, reexamination certificates, reissues, or extensions thereof, and
                (iii) any foreign counterparts issued or issuing on any of (i) or (ii) above.


        B.      Pursuant to the License Agreement by and between [*]

        C.      Pursuant to the Agreement between [*]


        D. Pursuant to the Material Transfer and License Agreement by and between [*]

        E.      Pursuant to Agreements between [*]

------------------
* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                [*]

II.     Pursuant to the GenPharm Cross License Agreement

        A. [*], including (i) any continuations, continuations-in-part, patents of addition, divisionals, reexamination certificates, reissues or extensions, including supplemental protection certificates thereof, (ii) any patents issuing from such application or upon an application under (i), and (iii) foreign counterparts applied for, issued, or issuing on such application or any of (i) or (ii).


        B. [*], including (i) any continuations, continuations-in-part, patents of addition, divisionals, reexamination certificates, reissues or extensions, including supplemental protection certificates thereof, (ii) any patents issuing from such application or upon an application under (i), and (iii) foreign counterparts applied for, issued, or issuing on such application or any of (i) or (ii).


        C.      Pursuant to a License Agreement [*]

------------------
* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                                    EXHIBIT C

                            PRODUCT LICENSE AGREEMENT


        THIS PRODUCT LICENSE AGREEMENT (this "Agreement"), effective as of _____, 1999 (the "Effective Date"), is made by and between ABGENIX, INC., a Delaware corporation ("ABX"), having a place of business at 7601 Dumbarton Circle, Fremont, California 94555, and AVI BIOPHARMA, INC., an Oregon corporation ("AVI"), having a place of business at One SW Columbia Street, Suite 1105, Portland, Oregon 97258, with respect to the following facts:

                                    RECITALS

        WHEREAS, AVI and ABX have entered into the Research License and Option Agreement (as defined below).

        WHEREAS, AVI has exercised rights under the Research License and Option Agreement to acquire from ABX a license or sublicense, as the case may be, under the Licensed Technology to commercialize Products (as defined below) in the Field (as defined below) on the terms and conditions herein.

        NOW, THEREFORE, for and in consideration of the covenants, conditions, and undertakings hereinafter set forth, it is agreed by and between the parties as follows:

1. DEFINITIONS.

        For purposes of this Agreement, the terms set forth in this Article shall have the meanings set forth below. Any capitalized term used, but not defined, in this Agreement shall have the respective meanings set forth in the Research License and Option Agreement.

        1.1 "ABX Know-How" shall mean, collectively, all inventions, discoveries, data, information, methods, techniques, technology and other results, whether or not patentable but which are not generally known, regarding
(a) methods and techniques of immunizing the XenoMouse(TM) Animals to the Antigen which are disclosed by ABX to AVI pursuant to the Research Collaboration Agreement, the Research License and Option Agreement or this Agreement, and (b) ABX Materials and ABX Inventions. All ABX Know-How shall be Confidential Information of ABX.

        1.2 "ABX Patent Rights" shall mean, collectively, (a) all patents and patent applications listed on Attachment A and any foreign counterparts claiming priority thereof; (b) all patent applications heretofore or hereafter filed in any country which claim ABX Materials delivered to AVI or ABX Inventions; (c) all patents that have issued or in the future issue from any of the foregoing patent applications, including without limitation utility, model and design patents and certificates of invention; and (d) all divisionals, continuations, continuations-in-part, reissues, renewals, extensions or additions to any such patents and patent applications.

        1.3 "Affiliate" shall mean, with respect to any person or entity, any other person or entity which controls, is controlled by or is under common control with such person or entity. A person or entity shall be regarded as in control of another entity if it owns or controls at least fifty percent (50%) of the equity securities of the subject entity entitled to vote in the election of directors (or, in the case of an entity that is not a corporation, for the election of the corresponding managing authority).

        1.4 "Antibody" shall mean a composition comprising (a) a whole antibody, or any fragment thereof, derived from the XenoMouse Animals, or (b) a whole antibody, or any fragment thereof, which is derived from a whole antibody, or any fragment thereof, which itself is derived from the XenoMouse Animals (or from the nucleotide sequences that encode, or amino acid sequences of, a whole antibody, or any fragment thereof, derived from the XenoMouse Animals).

        1.5 "Antigen" shall mean (beta) human chorionic gonadotropin
((beta)HCG).

        1.6 "Confidential Information" shall mean, with respect to a party, all information of any kind whatsoever (including without limitation, compilations, data, formulae, models, patent disclosures, procedures, processes, projections, protocols, results of experimentation and testing, specifications, strategies and techniques), and all tangible and intangible embodiments thereof of any kind whatsoever (including without limitation, apparatus, biological or chemical materials, animals, cells, compositions, documents, drawings, machinery, patent applications, records, reports), which is owned or controlled by such party, is disclosed by such party to the other party and (if disclosed in writing or other tangible medium) is marked or identified as confidential at the time of disclosure to the receiving party or (if otherwise disclosed) is identified as confidential at the time of disclosure to the receiving party and described as such in writing within thirty (30) days after such disclosure. Notwithstanding the foregoing, Confidential Information of a party shall not include information which the receiving party can establish by written documentation (a) to have been publicly known prior to disclosure of such information by the disclosing party to the receiving party, (b) to have become publicly known, without fault on the part of the receiving party, subsequent to disclosure of such information by the disclosing party to the receiving party, (c) to have been received by the receiving party at any time from a source, other than the disclosing party, rightfully having possession of and the right to disclose such information free of confidentiality obligations, (d) to have been otherwise known by the receiving party free of confidentiality obligations prior to disclosure of such information by the disclosing party to the receiving party, or (e) to have been independently developed by employees or agents of the receiving party without access to or use of such information disclosed by the disclosing party to the receiving party. The parties acknowledge that the foregoing exceptions shall be narrowly construed and that the obligations imposed upon each party under
Section 7 below shall be relieved solely with respect to such Confidential Information of the disclosing party which falls within the above exceptions and not with respect to related portions, other combinations, or characteristics of the Confidential Information of the disclosing party including, without limitation, advantages, operability, specific purposes, uses and the like.

        1.7 "Derived" or "derived" shall mean obtained, developed, created, synthesized, designed, derived or resulting from, based upon or otherwise generated (whether directly or indirectly, or in whole or in part).

        1.8 "Excluded Technology" shall mean, collectively, (a) all patent rights, know-how or other intellectual property rights or technology of ABX in or to (i) all antigens other than the Antigen, including without limitation (A) compositions of such antigens or of Genetic Materials that encode such antigens; (B) uses of such antigens; (C) antibodies or other compositions that bind to such antigens, Genetic Materials that encode such antibodies or compositions, and Antibody Cells that express, secrete, or contain such antibodies, Genetic Materials or compositions; and (D) uses of such antibodies, Genetic Materials or compositions; (ii) methods to discover novel antigens; and (iii) methods of using antigens other than to create antibodies; (b)(i) all patent applications heretofore or hereafter filed in any country which claim ABX Materials (except for those described in clause (a) of Section 1.4 of the Research License and Option Agreement) or ABX Inventions; (ii) all patents that have issued or in the future issue from any of the foregoing patent applications, including without limitation utility, model and design patents and certificates of invention; and
(iii) all divisionals, continuations, continuations-in-part, reissues, renewals, extensions or additions to any such patents and patent applications; and (c) inventions, discoveries, data, information, methods, techniques, technology and other results, whether or not patentable but which are not generally known, regarding ABX Materials (except for those described in clause (a) of Section 1.4 of the Research License and Option Agreement) and ABX Inventions.

        1.9 "Field" shall mean the use of Products for human medical purposes.

        1.10 "Genetic Material" shall mean a nucleotide sequence, including DNA, RNA, and complementary and reverse complementary nucleotide sequences thereto, whether coding or noncoding and whether intact or a fragment.

        1.11 "GenPharm Cross License Agreement" shall mean that certain Cross License Agreement entered into by and between ABX, JTI, XT, Cell Genesys, Inc., and GenPharm International, Inc. effective as of March 26, 1997, as the same may be amended from time to time.

        1.12 "IND" shall mean an Investigational New Drug application filed with Food and Drug Administration in the United States, or any similar filing with any foreign regulatory authority, to commence human clinical testing of any Product in any country in the Territory.

        1.13    "JTI" shall mean Japan Tobacco Inc., a Japanese corporation

        1.14 "Licensed Technology" shall mean ABX's rights in the ABX Patent Rights, ABX Know-How, Research Program Patent Rights and Research Program Know-How; provided, however, that the Licensed Technology (a) is all to the extent and only to the extent that ABX has the right to grant (sub)licenses thereunder (including without limitation to the extent permitted under the applicable ABX In-Licenses); (b) is expressly subject to the ABX In-Licenses; and (c) shall exclude the Excluded Technology.

        1.15 "Net Sales" shall mean [*]. Net Sales shall not include [*]

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[*] In the event that a Product is sold in combination as a single product with another product or component, Net Sales from such combination sales for purposes of calculating the amount due under this Agreement shall be calculated by [*]

        1.16 "Patent Claim" shall mean a claim of a pending patent application or issued and unexpired patent included within the Licensed Technology which has not been held unenforceable or invalid by a court or other governmental agency of competent jurisdiction, unappealable or unappealed within the time allowed for appeal and which has not been admitted to be invalid or unenforceable through reissue, disclaimer or otherwise.

        1.17 "Product" shall mean any product comprising (a) an Antibody which binds to the Antigen, or (b) Genetic Material that encodes such an Antibody wherein, in respect of each Product, said Genetic Material does not encode multiple antibodies.

        1.18 "Research Collaboration Agreement" shall mean that certain Research Collaboration Agreement effective as of October 2, 1998, by and between ABX and AVI.

        1.19 "Research License and Option Agreement" shall mean that certain Research License and Option Agreement effective as of January 4, 1999 by and between ABX and AVI.

        1.20 "Research Program Know-How" shall mean, collectively, all inventions, discoveries, data, information, methods, techniques, technology and other results, whether or not patentable but which are not generally known, regarding Research Program Materials and Research Program Inventions. All Research Program Know-How shall be Confidential Information of ABX.

        1.21 "Research Program Patent Rights" shall mean, collectively, (a) all patent applications heretofore or hereafter filed in any country which claim Research Program Materials or Research Program Inventions; (b) all patents that have issued or in the future issue from any of the foregoing patent applications, including without limitation utility, model and design patents and certificates of invention; and (c) all divisionals, continuations, continuations-in-part, reissues, renewals, extensions or additions to any such patents and patent applications.

        1.22 "Sublicensee" shall mean a third party (other than an Affiliate) that is granted a sublicense under the Licensed Technology to both make and sell Products. "Sublicensee" shall also include a third party (other than an Affiliate) that is granted the right to distribute Product, provided that such third party is responsible for marketing and promotion of Product within the applicable territory. As used herein, a "Sublicense" shall mean an agreement or arrangement pursuant to which such a sublicense or distribution right has been granted.

        1.23 "Territory" shall mean all the countries of the world.

        1.24 "XenoMouse" and "XenoMouse Animals" shall mean one or more sterile male

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transgenic mice provided by ABX to AVI for immunization with the Antigen under the Research Collaboration Agreement or the Research License and Option
Agreement.

        1.25 "XT" shall mean Xenotech, L.P., a California limited partnership.

        1.26 "XT Master Research and License Agreement" shall mean that certain Master Research License and Option Agreement entered into by and among JTI, XT and Cell Genesys, Inc. effective as of June 28, 1996, and subsequently assigned to ABX by Cell Genesys, Inc., as the same may be amended from time to time.

        1.27 "XT Product License" shall mean a license granted from XT to ABX pursuant to the terms of the XT Master Research and License Agreement permitting ABX to commercialize, or to provide rights to a third party to commercialize, certain Products in one or more territories.

2. LICENSE GRANT

        2.1 Grant of Rights.

                2.1.1 Subject to the terms and conditions of this Agreement, ABX hereby grants to AVI an exclusive license or sublicense, as the case may be, under the Licensed Technology, to make and have made Product anywhere in the world and to use, sell, lease, offer to sell or lease, import, export, otherwise transfer physical possession of or otherwise transfer title to Product for use in the Field in the Territory.

                2.1.2 The license granted under Section 2.1.1 above is expressly subject to the terms and conditions of Section 2.2 of the Research License and Option Agreement (other than the provisions of subsections (g), (h) and (i) thereof).

        2.2 Sublicenses. AVI may grant Sublicenses under Section 2.1 above. AVI shall provide ABX with a copy of each such Sublicense promptly after executing the same; provided, however, that AVI shall have the right to redact any confidential financial terms from the copy provided to ABX. Any such Sublicense shall be subject and subordinate to the terms and conditions of this Agreement, and AVI shall remain responsible for all payments due to ABX hereunder with respect to Net Sales of Products by any such Sublicensee or its Affiliates. Notwithstanding the foregoing, AVI shall not have the right to Sublicense any right under this Agreement in or to a XenoMouse Animal or other transgenic animal covered by the Licensed Technology.

        2.3 No Other Rights. No rights other than those expressly set forth in this Agreement are granted to AVI hereunder, and no additional rights shall be deemed granted to AVI by implication, estoppel or otherwise. Without limiting the foregoing, the rights of AVI under this Agreement are subject and subordinate in all respects to the provisions of Section 2.2 of the Research License and Option Agreement (other than the provisions of subsections (g), (h) and (i) thereof).

3. CONSIDERATION.

        3.1 Milestone Payments.

                3.1.1 Amounts. Within thirty (30) days following the achievement by AVI (or any of its Affiliates or Sublicensees) of each the following milestones, AVI shall give written notice thereof to ABX and shall pay to ABX [*]

                3.1.2 Terminology. As used herein, [*]. In the event milestone D above is met, and at such time either one or both of milestones A or B have not been met, the payment for all such unmet milestone payments shall then be due.

        3.2 Royalties.

                3.2.1 Royalty Commencement Date. AVI shall notify ABX of the date of commercial introduction of each Product into each country in the Territory, which shall mean, on a country-by-country basis in the Territory, the date of first commercial sale (other than for purposes of obtaining regulatory approval) of such Product by AVI, its Affiliate or any Sublicensee to an unaffiliated third party in such country (with respect to each Product in each country, hereinafter, the "Royalty Commencement Date").

               3.2.2 Royalty Rate. In consideration of the license granted herein, AVI shall pay to ABX a running royalty of [*]

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[*]

                3.2.3 Length of Term of Royalty Obligations. AVI's obligation to pay royalties on Net Sales of each Product under this Agreement shall commence on a country-by-country basis on the Royalty Commencement Date for such Product in such country and continue thereafter for such Product on a country-by-country basis until (a) if, as of the Royalty Commencement Date for such Product in such country, there exists a Patent Claim in the country where such Product is made, used or sold that covers (i) AVI's manufacture, use or sale of such Product or
(ii) XenoMouse Animals or their use, such date as no such Patent Claim exists in the country where such Product is made, used or sold, or (b) otherwise, ten (10) years after the Royalty Commencement Date for such Product in such country.

        3.3 Discounting. If AVI or its Affiliate or Sublicensee sells any Product to a third party who also purchases other products or services from AVI, its Affiliate or Sublicensee, AVI agrees not to, and requires its Affiliate and Sublicensee not to, discount the sales price of the Products to a greater degree than AVI, its Affiliate or Sublicensee, respectively, generally discounts the price of its other products to such customer.

        3.4 Royalties To Be Paid By ABX. It is understood that, subject to the terms and conditions of this Agreement, including without limitation AVI's payment of royalties as set forth herein, ABX will be responsible to make the royalty payments to third parties as set forth in Attachment B hereto in respect of Net Sales of Products in accordance with this Agreement.

4. ACCOUNTING AND RECORDS.

        4.1 Royalty Reports; Payments, Invoices. After the first commercial sale of Product on which royalties are required to be paid by AVI under Article 3 above, AVI agrees to make quarterly written reports to ABX within thirty (30) days after the end of each calendar quarter, stating in each such report the number, description, and aggregate Net Sales of Product sold during the calendar quarter upon which a royalty is payable under Article 3 above. These reports may be combined with reports due under Section 5.4. Concurrently with the making of such reports, AVI shall pay to ABX all amounts payable pursuant to Article 3 above. All payments to ABX hereunder shall be made in U.S. Dollars to a bank account designated by ABX.

        4.2 Records; Inspection. AVI shall keep (and cause its Affiliates and Sublicensees to keep) complete, true and accurate books of account and records for the purpose of determining the royalty amounts payable to ABX under this Agreement. Such books and records shall be kept at the principal place of business of AVI or its Affiliates or Sublicensees, as the case may be, for at least three years following the end of the calendar quarter to which they pertain. Such records of AVI or its Affiliates will be open for inspection during such three-year period by representatives of ABX (which representatives may also represent XT) for the purpose of verifying the royalty statements. AVI shall require each of its Sublicensees to maintain similar books and records and to open such records for inspection during the same three-year period by a representative of AVI reasonably satisfactory to ABX on behalf of, and as required by, ABX for the purpose of verifying the royalty statements. All such inspections may be made no more than once each calendar year at reasonable times mutually agreed by AVI and ABX. The representative of ABX will be obliged to execute a reasonable confidentiality agreement prior to commencing any such inspection. Inspections conducted under this Section 4.2 shall be at the expense of ABX, unless a variation or

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error producing an increase [*] of the amount stated for any period is established in the course of any such inspection, whereupon all costs relating to the audit of such period will be paid by AVI.

        4.3 Payment Method. All payments due hereunder shall be made in U.S. dollars, and shall be made by bank wire transfer in immediately available funds to an account designed by ABX.

        4.4 Currency Conversion. If any currency conversion shall be required in connection with the calculation of royalties hereunder, such conversion shall be made using the selling exchange rate for conversion of the foreign currency into U.S. Dollars, quoted for current transactions reported in The Wall Street Journal for the last business day of the calendar quarter to which such payment pertains.

        4.5 Late Payments. Any payments due from AVI that are not paid on the date such payments are due under this Agreement shall bear interest at the lesser of (i) the prime rate as reported by the Bank of America in San Francisco, California on the date such payment is due, plus an additional [*], or (ii) the maximum rate permitted by applicable law, in each case calculated on the number of days such payment is delinquent. This Section 4.5 shall in no way limit any other remedies available to any party.

        4.6 Withholding Taxes. All payments required to be made pursuant to
Article 3 hereof shall be without deduction or withholding for or on account of any taxes or similar governmental charge imposed by a jurisdiction, such taxes being referred to herein as "Withholding Taxes." Withholding Taxes shall be the sole responsibility of the withholding party. The withholding party shall provide a certificate evidencing payment of any Withholding Taxes hereunder.

5. DILIGENCE.

        5.1 General. AVI shall use its diligent efforts to actively research, develop and obtain regulatory approvals to market in major markets throughout the world at least one Product hereunder as expeditiously as possible, and following such approval to maximize Net Sales of such Product.

        5.2 Filing of IND. Without limiting Section 5.1 above, AVI or its Sublicensee shall file an IND with the U.S. FDA for one or more Products under this Agreement [*]; provided, however, prior to the expiration of such [*], if AVI requests in writing that ABX extend such time period, and provides ABX with reasonably satisfactory evidence that AVI has diligently endeavored to file such an IND within such [*], and pays to ABX the [*], then ABX shall extend such time period for an additional [*]. If AVI pays such extension fee to ABX as set forth above, AVI shall have the right to [*]. After the filing of an IND for a Product, AVI, or its Sublicensee, shall be required to have an active IND and to be actively and diligently conducting clinical trials in pursuit of regulatory approval

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                                      -8-
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for the Product in the United States until such Product may be sold commercially in the United States.

        5.3 Failure to Meet Due Diligence Obligation. If the diligence requirements set forth in Section 5.1 and 5.2 are not met by AVI (or its Sublicensees), ABX shall have the right to terminate this Agreement pursuant to
Section 9.2 below.

        5.4 Research and Development Reports. AVI shall keep (or cause to be kept) complete and accurate records of its research, development and commercialization activities under this Agreement. AVI shall maintain (or cause to be maintained) such records in sufficient detail, and in accordance with good scientific practices. AVI shall keep ABX fully informed as to its research, development and commercialization activities hereunder. Without limiting the foregoing, within thirty (30) days of the end of each calendar quarter, AVI shall provide to ABX a reasonably detailed written report regarding such research, development and commercialization activities and the status thereof.

        5.5 No Conflicts.

                5.5.1 Other Products. During the term of this Agreement, AVI shall not directly or indirectly sell or commercialize for human medical use, or conduct research or development toward the human medical use of any product (other than the Products), comprising (a) a human, humanized, or chimeric antibody, human, humanized, or chimeric antibody fragment or amino acid sequence derived from a human, humanized or chimeric antibody, in each case which binds to the Antigen, (b) Genetic Material that encodes such any such composition, or
(c) any other chemical or biological material derived by AVI from XenoMouse Animals immunized with the Antigen strictly in accordance with the terms and conditions of the Research Collaboration Agreement, the Research License and Option Agreement or this Agreement.

                5.5.2 Discounting. In the event that AVI or its Affiliates sells Product to a third party who also purchases other products or services from AVI or its Affiliate, and AVI or its Affiliates discounts the purchase price of the Product to a greater degree than AVI or its Affiliate, respectively, generally discounts the price of their other products to such customer, then in such case the Net Sales for the sale of Products to such third party shall be deemed to equal the arm's length price that third parties would generally pay for the Product alone when not purchasing any other product or service from AVI or its Affiliate. For purposes of this provision "discounting" includes establishing the list price at a lower-than-normal level.

        5.6 Gene Therapy Applications. AVI's intention as of the Effective Date is to commercialize a Product hereunder for an application other than Gene Therapy before commercializing a Product hereunder for a Gene Therapy application. It is understood, however, that AVI may or may not also intend to develop and sell Products for use in Gene Therapy, and that such Gene Therapy application may ultimately be commercialized before a Product is commercialized hereunder for a non-Gene Therapy application. As used herein, "Gene Therapy" shall mean [*]

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                                      -9-
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[*]

6. INTELLECTUAL PROPERTY.

        6.1 Licensed Technology. Subject to Sections 6.2 and 6.6, ABX or its licensor, as they may agree, shall have the right to control the preparing, filing, prosecuting and maintaining of patents and patent applications worldwide within the Licensed Technology (other than the Research Program Patent Rights) and conducting any interferences, oppositions, reexaminations, or requesting reissues or patent term extensions with respect to patents and patent applications worldwide within the Licensed Technology (other than the Research Program Patent Rights).

        6.2 Research Program Patent Rights. Notwithstanding anything to the contrary in this Article 6, AVI shall have the right and responsibility (but not the obligation), at AVI's expense, to file, prosecute, maintain and enforce all patent applications and patents (and to conduct any interferences, oppositions, or reexaminations thereon, and to request any reissues or patent term extensions thereof) within the Research Program Patent Rights in accordance with and subject to the terms and conditions of Article 4 of the Research License and Option Agreement.

        6.3 Enforcement. Subject to Section 6.2 and 6.6, in the event that AVI becomes aware that any Licensed Technology necessary for the practice of the license granted herein is infringed or misappropriated by a third party or is subject to a declaratory judgment action arising from such infringement in each case with respect to a composition that binds to the Antigen and is competitive with Products hereunder (an "Infringement"), AVI shall promptly notify ABX. As between AVI, its Sublicensees and ABX, ABX shall have the exclusive right at its expense to bring an enforcement proceeding, or defend any declaratory judgment action, involving any Licensed Technology with respect to an Infringement. ABX shall keep AVI reasonably informed of the progress of such claim, suit or proceeding with respect to an Infringement involving enforcement or defense of the Licensed Technology. Any recovery received by ABX as a result of any such claim, suit or proceeding shall be used first to reimburse ABX for all expenses (including attorneys, and professional fees) incurred in connection with such claim, suit or proceeding, and the remaining amount (if any) retained by ABX, after paying amounts ABX is obligated to pay to third parties in respect of such amount pursuant to applicable ABX In-Licenses shall be divided, to the extent that the recovery expressly represents lost profits on sales of Product within the Field because of the Infringement, in equal shares between ABX and AVI. Notwithstanding the foregoing, if ABX notifies AVI that it does not desire to pursue an enforcement action, or defend a declaratory judgment action, with respect to a substantial and continuing Infringement, then, to the extent such action involves a Product composition of matter claim, AVI may at its expense bring or defend

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such action in consultation with ABX; provided, however, that (i) ABX shall have the right to join such proceeding at any time at its own expense, (ii) AVI shall not admit the invalidity or unenforceability of any patent rights within the Licensed Technology without ABX's prior written consent, and (iii) if ABX does not join the action, any recovery obtained by AVI shall be used first to reimburse AVI for all expenses (including attorneys, and professional fees) incurred in connection with such claim, suit or proceeding, and the remaining amount (if any) retained by AVI after reimbursing ABX for any amounts ABX is obligated to pay to third parties in respect of such amount pursuant to applicable ABX In-Licenses shall be divided evenly between ABX and AVI.

        6.4 Infringement Claims. Subject to Section 6.6, if the production, sale or use of Product pursuant to this Agreement results in any claim, suit or proceeding alleging patent infringement against AVI (or its Affiliates or Sublicensees), AVI shall promptly notify ABX thereof in writing setting forth the facts of such claim in reasonable detail. AVI shall keep ABX reasonably informed of all material developments in connection with any such claim, suit or proceeding as it relates to the Licensed Technology. Notwithstanding the above, AVI shall not admit the invalidity of any patent within the Licensed Technology without written consent from ABX.

        6.5 Patent Marking. AVI agrees to mark and have its Affiliates and all Sublicensees mark all Products sold pursuant to this Agreement in accordance with the applicable statutes or regulations in the country or countries of manufacture and sale thereof.

        6.6 Limitation. Notwithstanding any other provision in this Article 6, the parties acknowledge and understand that (i) ABX shall not be obligated to prepare, file, prosecute, and maintain patents and patent applications, or to bring or pursue enforcement proceedings or defend declaratory judgment actions regarding the Licensed Technology if, and to the extent that, ABX is not entitled to do so under one or more ABX In-Licenses, and (ii) any rights conveyed under this Article 6 permitting AVI to prepare, file, prosecute and maintain certain patents and patent applications, or to bring and pursue enforcement proceedings, or defend declaratory judgment actions, regarding the Licensed Technology, shall be subject to all applicable ABX In-Licenses, and are conveyed only to the extent permitted under such agreements.

7. CONFIDENTIALITY.

        7.1 Confidentiality. Except as expressly provided herein, AVI and ABX each shall keep completely confidential and shall not publish or otherwise disclose and shall not use for any purpose any Confidential Information of the other until the date five (5) years following the expiration or termination of this Agreement.

        7.2 Permitted Disclosure. Notwithstanding Section 7.1 above, each party may nevertheless disclose the other party's Confidential Information to the extent such disclosure is required by applicable law, regulation or court order, provided that if a party is so required to make any such disclosure of the other party's Confidential Information, other than pursuant to a confidentiality agreement, it will give reasonable advance notice to the other party of such disclosure requirement and will use efforts consistent with prudent business judgment to secure confidential treatment of such information prior to its disclosure (whether through protective orders or confidentiality agreements or otherwise). The expiration of AVI's obligations under Section 7.1 above shall not be deemed to limit AVI's obligations under Section 2.2 of the Research License and

Option Agreement.

        7.3 Terms of Agreement. Neither party shall disclose any terms or conditions of this Agreement to any third party without the prior consent of the other party; provided, however, that a party may disclose the terms or conditions of this Agreement, (i) on a need-to-know basis to its legal and financial advisors to the extent such disclosure is reasonably necessary in connection with such party's activities as expressly permitted by this Agreement, (ii) to a third party in connection with (A) an equity investment in such party by a third party, (B) a merger, consolidation or similar transaction entered into by such party, or (C) the sale of all or substantially all of the assets of such party, and (iii) as may, in the reasonable opinion of such party's counsel, be required by applicable law, regulation or court order, including without limitation, a disclosure in connection with such party's filing of a registration statement or other filing with the United States Securities and Exchange Commission (in which event such party will first consult with the other party with respect to such disclosure). Notwithstanding the foregoing, prior to execution of this Agreement, the parties shall agree upon the substance of information that can be used to describe the terms of this transaction, and each party may disclose such information, as modified by written agreement of Abgenix and AVI from time to time, without the consent of the other. Additionally, notwithstanding the foregoing, ABX shall have the right in its sole discretion to disclose (a) the identity of the Antigen upon filing of an IND for a Product, and (b) the achievement of each milestone described in
Section 3.1 above, the grant of regulatory approval of each Product in each country and the market launch of each Product in each country, in each case upon the occurrence of the same.

8. INDEMNIFICATION.

        8.1 AVI. AVI shall indemnify and hold harmless ABX, and its directors, officers, employees and agents, from and against all losses, liabilities, damages and expenses, including reasonable attorneys' fees and costs (collectively, "Liabilities"), resulting from any claims, demands, actions or other proceedings by any third party arising from (i) the material breach of any representation, warranty or covenant by AVI under this Agreement, (ii) the manufacture, use, sale, handling or storage by AVI, its Affiliates or Sublicensees of the Products (without regard to culpable conduct), or (iii) any use by AVI, its Affiliates or Sublicensees of the Confidential Information of ABX; provided, however, that AVI shall not be obligated to indemnify or hold harmless ABX for such Liabilities to the extent that such Liabilities arise from the gross negligence or willful misconduct of ABX.

        8.2 ABX. ABX shall indemnify and hold harmless AVI, and its directors, officers, employees and agents, from and against all Liabilities resulting from any claims, demands, actions or other proceedings by any third party arising from (i) the material breach of any representation, warranty or covenant by ABX under this Agreement, or (ii) any use by ABX of the Confidential Information of AVI; provided, however, that ABX shall not be obligated to indemnify or hold harmless AVI for such Liabilities to the extent that such Liabilities arise from the gross negligence or willful misconduct of AVI.

        8.3 Procedure. If a party (an "Indemnitee") intends to claim indemnification under this Article 8, it shall promptly notify the indemnifying party (the "Indemnitor") in writing of any claim, demand, action or other proceeding for which the Indemnitee intends to claim such indemnification, and
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                                      -12-

Indemnitor so desires, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an Indemnitee shall have the right to retain its own counsel, with the fees and expenses to be paid by the Indemnitor, if representation of such Indemnitee by the counsel retained by the Indemnitor would be inappropriate due to actual or potential differing interests between such Indemnitee and any other party represented by such counsel in such proceeding. The indemnity agreement in this Article 8 shall not apply to amounts paid in settlement of any claim, demand, action or other proceeding if such settlement is effected without the consent of the Indemnitor, which consent shall not be withheld or delayed unreasonably. The failure to deliver written notice to the Indemnitor within a reasonable time after the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such Indemnitor of any liability to the Indemnitee under this Article 8, but the omission so to deliver written notice to the Indemnitor shall not relieve it of any liability that it may have to any party claiming indemnification otherwise than under this Article 8. The party claiming indemnification under this Article 8, its employees and agents, shall reasonably cooperate with the Indemnitor and its legal representatives in the investigation of any claim, demand, action or other proceeding covered by this indemnification.

        8.4 Insurance. AVI shall maintain insurance, including product liability insurance, with respect to development, manufacture and sales of Products in such amount as AVI customarily maintains with respect to the development, manufacture and sale of its other products. ABX shall be named as an additional insured on any such AVI policies. AVI shall maintain such insurance for so long as it continues to develop, manufacture or sell any Products, and thereafter for so long as AVI customarily maintains insurance for itself covering the development, manufacture and sale of its other products.

9. REPRESENTATIONS AND WARRANTIES.

        9.1 ABX. ABX represents and warrants that: (i) it has the power and authority to enter into this Agreement; (ii) to the knowledge of ABX, there are no existing or threatened actions, suits or claims pending with respect to the subject matter hereof or the right of ABX to enter into and perform its obligations under this Agreement; (iii) it has taken all necessary action on its part to authorize the execution and delivery of this Agreement and the performance of its obligations hereunder; (iv) this Agreement has been duly executed and delivered on behalf of it, and constitutes a legal, valid, binding obligation, enforceable against it in accordance with the terms hereof; and (v) the execution and delivery of this Agreement and the performance of its obligations hereunder do not conflict with or violate any requirement of applicable laws or regulations and do not conflict with, or constitute a default under, any contractual obligation of it.

        9.2 AVI. AVI represents and warrants that: (i) it has the power and authority to enter into this Agreement; (ii) to the knowledge of AVI, there are no existing or threatened actions, suits or claims pending with respect to the subject matter hereof or the right of AVI to enter into and perform its obligations under this Agreement; (iii) it has taken all necessary action on its part to authorize the execution and delivery of this Agreement and the performance of its obligations hereunder; (iv) this Agreement has been duly executed and delivered on behalf of it, and constitutes a legal, valid, binding obligation, enforceable against it in accordance with the terms hereof; (v) the execution and delivery of this Agreement and the performance of its obligations hereunder do not conflict with or violate any requirement of applicable laws or regulations and do not conflict with, or constitute a default under, any contractual obligation of it; and (vi) it will not take any action, or fail to take any action, under this Agreement that will cause a breach of the GenPharm Cross License Agreement, the XT Master Research and License Agreement or the XT Product License.

        9.3 Disclaimer. EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS AGREEMENT, ABX MAKES NO REPRESENTATIONS AND EXTENDS NO WARRANTIES OF ANY KIND REGARDING ABX MATERIALS, PRODUCTS OR THE LICENSED TECHNOLOGY, EITHER EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NONINFRINGEMENT, AND VALIDITY OF TECHNOLOGY OR PATENT CLAIMS, ISSUED OR PENDING. ALL XENOMOUSE ANIMALS AND OTHER MATERIALS PROVIDED TO AVI PURSUANT TO THE RESEARCH COLLABORATION AGREEMENT OR THE RESEARCH LICENSE AND OPTION AGREEMENT ARE PROVIDED "AS IS."

10. TERM AND TERMINATION.

        10.1 Term. The term of this Agreement shall commence on the Effective Date and, unless earlier terminated as provided in this Article 10, shall continue in full force and effect on a Product-by-Product and country-by-country basis until the expiration of all royalty obligations pursuant to this Agreement for such Product in such country. Following the expiration, but not earlier termination, of this Agreement on a Product-by-Product and country-by-country basis, AVI shall have a fully-paid up, perpetual, non-exclusive license under the ABX Know-How solely to commercialize such Product in such country.

        10.2 Termination for Breach. In the event that a party shall have materially breached or defaulted in the performance of any of its material obligations hereunder, and such breach or default shall have continued for thirty (30) days after written notice of such breach was provided to the breaching party by the nonbreaching party, the nonbreaching party shall have the right at its option to terminate this Agreement effective at the end of such thirty (30) day period.

        10.3 Termination by AVI. AVI may terminate this Agreement and the license granted herein at any time, by providing ABX ninety (90) days written notice.

        10.4 Effect of Termination.

                10.4.1 Accrued Obligations. Termination of this Agreement for any reason shall not release either party hereto from any liability which at the time of such termination has already accrued to the other party or which is attributable to a period prior to such termination, nor preclude either party from pursuing any rights and remedies it may have hereunder or at law or in equity which accrued are based upon events occurring prior to such termination.

                10.4.2 Stock in Hand; Sublicenses. In the event this Agreement is terminated for any reason, AVI and its Affiliates and Sublicensees shall have the right to sell or otherwise dispose (consistent with all applicable regulations and law and subject to Articles 3 and 4 of this Agreement) of the stock of any Product subject to this Agreement then on hand. Upon termination of this Agreement by ABX for any reason, any sublicense granted by AVI hereunder shall survive, provided that upon request by ABX, such Sublicensee promptly agrees in writing to be bound by the applicable terms of this Agreement.

                10.4.3 Survival. The provisions of Articles 3, 4, 7, 8 and 11 and Section 9.3 shall survive the expiration and any termination of this Agreement for any reason.

11. MISCELLANEOUS.

        11.1 Governing Laws. This Agreement shall be governed by, interpreted and construed in accordance with the laws of the State of California, without regard to conflicts of law principles.

        11.2 Waiver. No waiver by any party hereto of any breach or default of any of the covenants or agreements herein set forth shall be deemed a waiver as to any subsequent and/or similar breach or default.

        11.3 Assignments. Neither this Agreement nor any right or obligation hereunder may be assigned or delegated, in whole or part, by either party without the prior express written consent of the other; provided, however, that either party may, without the written consent of the other, assign this Agreement and its rights and delegate its obligations hereunder in connection with the transfer or sale of all or substantially all of its business, or in the event of its merger, consolidation, change in control or similar transaction. Any permitted assignee shall assume all obligations of its assignor under this Agreement. Any purported assignment in violation of this Section 11.3 shall be void. Notwithstanding the foregoing, ABX shall not be obligated without its consent to send XenoMouse Animals to any party other than AVI, nor shall AVI have the right to transfer XenoMouse Animals to any other party without ABX's prior written consent. The terms and conditions of this Agreement shall be binding upon and inure to the benefit of the permitted successors and assigns of the parties.

        11.4 Independent Contractors. The relationship of the parties hereto is that of independent contractors. The parties hereto are not deemed to be agents, partners or joint venturers of the others for any purpose as a result of this Agreement or the transactions contemplated thereby.

        11.5 Further Actions. Each party agrees to execute, acknowledge and deliver such further instruments and to do all such other acts as may be necessary or appropriate in order to carry out the purposes and intent of this Agreement.

        11.6 Notices. All requests and notices required or permitted to be given to the parties hereto shall be given in writing, shall expressly reference the section(s) of this Agreement to which they pertain, and shall be delivered to the other party, effective on receipt, at the appropriate address as set forth below or to such other addresses as may be designated in writing by the parties from time to time during the term of this Agreement.

                If to ABX:

                            Abgenix, Inc.
                            7601 Dumbarton Circle
                            Fremont, California  94555
                            Attn: President
                with a copy to:

                            Pillsbury Madison & Sutro LLP
                            101 West Broadway, Suite 1800
                            San Diego, California 92101
                            Attn: Mark R. Wicker

                If to AVI:

                            AVI BioPharma, Inc.
                            One SW Columbia Street, Suite 1105
                            Portland, Oregon 97258
                            Attn: President

        11.7 No Implied Licenses. Only licenses and rights granted expressly herein shall be of legal force and effect. No license or other right shall be created hereunder by implication, estoppel or otherwise.

        11.8 Export Laws. Notwithstanding anything to the contrary contained herein, all obligations of ABX and AVI are subject to prior compliance with United States export regulations and such other United States laws and regulations as may be applicable, and to obtaining all necessary approvals required by the applicable agencies of the government of the United States. AVI shall be responsible for obtaining such approvals, and shall use efforts consistent with prudent business judgment to obtain such approvals. ABX agrees to cooperate reasonably with AVI and provide reasonable assistance to AVI as may be reasonably necessary to obtain any required approvals.

        11.9 Force Majeure. Nonperformance of a party (other than for the payment of money) shall be excused to the extent that performance is rendered impossible by strike, fire, earthquake, flood, governmental acts or orders or restrictions, failure of suppliers, or any other reason where failure to perform, is beyond the reasonable control and not caused by the negligence, intentional conduct or misconduct of the nonperforming party.

        11.10 No Consequential Damages. IN NO EVENT SHALL A PARTY HERETO BE LIABLE FOR SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES ARISING OUT OF THIS AGREEMENT OR THE EXERCISE OF ITS RIGHTS HEREUNDER, INCLUDING WITHOUT LIMITATION LOST PROFITS ARISING FROM OR RELATING TO ANY BREACH OF THIS AGREEMENT, REGARDLESS OF ANY NOTICE OF SUCH DAMAGES. NOTHING IN THIS SECTION 11.10 IS INTENDED TO LIMIT OR RESTRICT THE INDEMNIFICATION RIGHTS OR OBLIGATIONS OF EITHER PARTY.

        11.11 Third Party Rights. Notwithstanding anything to the contrary in this Agreement, the grant of rights by ABX under this Agreement shall be subject to and limited in all respects by the terms of the applicable ABX In-License(s) pursuant to which ABX acquired any Licensed Technology, and all rights or sublicenses granted under this Agreement shall be limited to the extent that ABX may grant such rights and sublicenses under such ABX In-Licenses. Additionally, and without limiting the foregoing, the rights granted to AVI hereunder, including without limitation any grant of "exclusive" rights, shall be subject to the rights granted to or retained by GenPharm under the GenPharm Cross License Agreement.

        11.12 Complete Agreement. This Agreement constitutes the entire agreement, both written and oral, between the parties with respect to the subject matter hereof, and that all prior representations, understandings and agreements regarding the subject matter hereof, either written or oral, expressed or implied, shall be abrogated, canceled, and are null and void and of no effect, including without limitation the Research Collaboration Agreement (except for those provisions of the Research Collaboration Agreement that expressly survive pursuant to the terms thereof (including without limitation Sections 2(a) (other than the first sentence thereof), 3, 5, 6, 7, and 10 thereof) and the Research License and Option Agreement (except for those provisions of the Research License and Option Agreement that either (a) expressly survive pursuant to the terms thereof (including without limitation Sections 4, 5, 6, 2.2 and 7.3 thereof), or (b) are expressly referenced in this Agreement). No amendment or change hereof or addition hereto shall be effective or binding on either of the parties hereto unless reduced to writing and executed by the respective duly authorized representatives of ABX and AVI.

        11.13 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original and both together shall be deemed to be one and the same agreement.

        11.14 Headings. The captions to the several Articles and Sections hereof are not a part of this Agreement, but are included merely for convenience of reference only and shall not affect its meaning or interpretation.

        IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective duly authorized officers as of the day and year first above written.


                                     ABGENIX, INC.


                                     By:
                                         (Signature)

                                         Raymond M. Withy, Ph.D.
                                         -------------------------------------
                                         (Printed Name)

                                         Vice President, Corporate Development
                                         -------------------------------------
                                         (Title)


                                     AVI BIOPHARMA, INC.


                                     By:
                                         (Signature)

                                         Denis R. Burger, Ph.D.
                                         -------------------------------------
                                         (Printed Name)

                                         Chief Executive Officer
                                         -------------------------------------
                                         (Title)

                                  ATTACHMENT A


                                ABX PATENT RIGHTS


I.      Pursuant to the XT Master Research and License Agreement

        A.     Any (i) of the patent applications listed in the following Table:


[*]

------------------
* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

[*]

                and patents issuing thereon, (ii) continuations, divisionals, reexamination certificates, reissues, or extensions thereof, and
                (iii) any foreign counterparts issued or issuing on any of (i) or (ii) above.


        B.      Pursuant to the License Agreement by and between the [*]


        C.      Pursuant to the Agreement between the [*]


        D. Pursuant to the Material Transfer and License Agreement by and between [*]

        E.      Pursuant to Agreements between [*]

------------------
* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                [*]

II.     Pursuant to the GenPharm Cross License Agreement

        A. [*], including (i) any continuations, continuations-in-part, patents of addition, divisionals, reexamination certificates, reissues or extensions, including supplemental protection certificates thereof, (ii) any patents issuing from such application or upon an application under (i), and (iii) foreign counterparts applied for, issued, or issuing on such application or any of (i) or (ii).

        B. [*], including (i) any continuations, continuations-in-part, patents of addition, divisionals, reexamination certificates, reissues or extensions, including supplemental protection certificates thereof, (ii) any patents issuing from such application or upon an application under (i), and (iii) foreign counterparts applied for, issued, or issuing on such application or any of (i) or (ii).

        C.      Pursuant to a License Agreement [*]

------------------
* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                                  ATTACHMENT B

                                 ABX IN-LICENSES